Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, acting in the capacity or capacities stated next to their respective names below, constitute and appoint NICHOLAS I. FINK and ROBERT K. BIGGART, and each of them severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign for and in the name of the undersigned in the capacities indicated below, the Annual Report on Form 10-K of Fortune Brands Home & Security, Inc. for the fiscal year ended December 31, 2019, and any and all amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Nicholas I. Fink	Chief Executive Officer	February 24 , 2020
Nicholas I. Fink	(principal executive officer)

/s/ Patrick D. Hallinan	Senior Vice President and	February 24 , 2020
Patrick D. Hallinan	Chief Financial Officer
(principal financial officer)

/s/ Danny Luburic	Vice President and	February 24 , 2020
Danny Luburic	Corporate Controller
(principal accounting officer)

/s/ Christopher J. Klein	Executive Chairman of the	February 24 , 2020
Christopher J. Klein	Board of Directors

/s/ Irial Finan	Director	February 24 , 2020
Irial Finan

/s/ Ann F. Hackett	Director	February 24 , 2020
Ann F. Hackett

/s/ Susan S. Kilsby	Director	February 24 , 2020
Susan S. Kilsby

/s/ A. D. David Mackay	Director	February 24 , 2020
A. D. David Mackay

/s/ John G. Morikis	Director	February 24 , 2020
John G. Morikis

/s/ David M. Thomas	Director	February 24 , 2020
David M. Thomas

/s/ Ronald V. Waters, III	Director	February 24 , 2020
Ronald V. Waters, III